EXHIBIT 5.1
                                                                     -----------


                                  May 31, 2001



Boston Scientific Corporation
The Board of Directors
One Boston Scientific Place
Natick, Massachusetts 01760-1537

Ladies and Gentlemen:

                  We have acted as counsel to Boston Scientific Corporation (the "Company") in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") being filed on the date hereof with the Securities and Exchange Commission (the "Commission") by the Company under the Securities Act of 1933, as amended (the "Act") relating to the offering from time to time, in one or more offerings, by certain of the Company's stockholders under Rule 415 of the General Rules and Regulations of the Commission promulgated under the Act, of an aggregate of 969,459 shares of the Company's common stock, $0.01 par value per share (the "Shares").

                  In our capacity as counsel to the Company, we have examined the Registration Statement and originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinion hereinafter expressed.

                    In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                   The opinion expressed below is limited to the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

                  Based upon the foregoing and having regard for such legal considerations as we deemed relevant, we are of the opinion that the Shares have been duly authorized by all


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necessary corporate action on the part of the Company, have been validly issued and are fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus which is a part of the Registration Statement.

                  This opinion is being delivered in connection with the Registration Statement and is not to be used for any other purpose without our prior authorization.

                                               Yours truly,


                                               SHEARMAN & STERLING